UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

L&F Acquisition Corp.

150 North Riverside Plaza, Suite 5200

Chicago, Illinois 60606

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

The Domestication and Mergers

As previously disclosed, on December 17, 2021, L&F Acquisition Corp., a Cayman Islands exempted company (“L&F”), entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among L&F, L&F Acquisition Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F (“L&F Holdings”), ZF Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“ZF Merger Sub”), IDX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“IDX Merger Sub”), IDX Forward Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F Holdings (“IDX Forward Merger Sub”), ZeroFox, Inc., a Delaware corporation (“ZeroFox”), and ID Experts Holdings, Inc., a Delaware corporation (“IDX”).

On August 3, 2022, as contemplated by the Business Combination Agreement and described in the section titled “Proposal No. 3 — The Domestication Proposal” beginning on page 184 of the definitive proxy statement/ prospectus, dated July 14, 2022 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), L&F filed an application of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which L&F was domesticated and continues as a Delaware corporation, changing its name to “ZeroFox Holdings, Inc.” and referred to in this Current Report on Form 8-K (the “Report”) as “New ZeroFox” or the “Company” (the “Domestication”).

In connection with the Domestication, prior to the ZF Effective Time and the IDX Effective Time (as such terms are defined below), among other things, (i) each of the then-issued and outstanding Class A ordinary shares, par value $0.0001 per share, of L&F (the “Class A Ordinary Shares”) converted, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of New ZeroFox (“New ZeroFox Common Stock”), (ii) each of the then-issued and outstanding Class B ordinary shares, par value $0.0001 per share, of L&F converted, on a one-for-one basis, into a share of New ZeroFox Common Stock, and (iii) each then-issued and outstanding whole warrant exercisable for one Class A Ordinary Share converted into a warrant exercisable for one share of New ZeroFox Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement, dated as of November 23, 2020, by and between L&F and Continental Stock Transfer & Trust Company. In connection with clauses (i) and (iii) of this paragraph, each issued and outstanding unit of L&F that had not been previously separated into the underlying Class A Ordinary Shares and the underlying L&F warrants was cancelled and entitled the holder thereof to receive one share of New ZeroFox Common Stock and one-half of one New ZeroFox warrant.

On August 3, 2022, as contemplated by the Business Combination Agreement and described in the section titled “Proposal No. 2 — The Business Combination Proposal—The Business Combination Agreement” beginning on page 129 of the Proxy Statement/Prospectus, New ZeroFox consummated the merger transactions contemplated by the Business Combination Agreement, whereby following the Domestication (i) ZF Merger Sub merged with and into ZeroFox (the “ZF Merger”), with ZeroFox being the surviving company in the ZF Merger and continuing (immediately following the ZF Merger) as a direct, wholly-owned subsidiary of L&F Holdings (the time that the ZF Merger became effective being referred to as the “ZF Effective Time”), (ii) immediately following the ZF Merger, IDX Merger Sub merged with and into IDX (the “IDX Merger”), with IDX being the surviving company in the IDX Merger (referred to herein as “Transitional IDX Entity”) and continuing (immediately following the IDX Merger) as a direct, wholly-owned subsidiary of L&F Holdings (the time that the IDX Merger became effective being referred to as the “IDX Effective Time”), and (iii) immediately following the IDX Merger, Transitional IDX Entity merged with and into IDX Forward Merger Sub (the “IDX Forward Merger,” and together with the ZF Merger and IDX Merger, the “Mergers” and collectively with the Domestication, the “Business Combination”), with IDX Forward Merger Sub being the surviving company in the IDX Forward Merger and continuing (immediately following the IDX Forward Merger) as a direct, wholly-owned subsidiary of L&F Holdings. The closing of the Business Combination is referred to herein as the “Closing” and the date of the Closing is referred to herein as the “Closing Date.”

As a result of the Mergers, among other things, (i) at the ZF Effective Time, all shares of ZeroFox common stock (including shares of ZeroFox restricted stock) issued and outstanding immediately prior to the ZF Effective Time converted into an aggregate of 82,030,308 shares of New ZeroFox Common Stock, (ii) at the IDX Effective Time, all shares of IDX capital stock issued and outstanding immediately prior to the IDX Effective Time converted into an aggregate of 27,849,942 shares of New ZeroFox Common Stock, (iii) options to purchase shares of ZeroFox common stock and IDX common stock were assumed by New ZeroFox and converted into comparable options to purchase shares of New ZeroFox Common Stock based upon the respective exchange ratios applicable to the conversions of the shares of ZeroFox common stock and IDX capital stock, (iv) warrants to purchase shares of New ZeroFox common stock were assumed by New ZeroFox and converted into comparable warrants to purchase shares of New ZeroFox based upon the exchange ratio applicable to the conversion of the shares of ZeroFox common stock, and (v) holders of IDX capital stock received aggregate cash consideration of approximately $49.4 million.

The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by reference to the full text of the Business Combination Agreement, which is incorporated by reference as Exhibit 2.1 to this Report and incorporated herein by reference.

Common Equity PIPE Financing and Convertible Notes Financing

Pursuant to subscription agreements (the “Common Equity Subscription Agreements”) entered into on December 17, 2021, by and among L&F and certain investors (collectively, the “PIPE Investors”), New ZeroFox issued and sold to the PIPE Investors (substantially concurrently with the consummation of the Mergers) an aggregate of 2,000,000 shares of New ZeroFox Common Stock, for an aggregate purchase price of $20 million (the “PIPE Investment” or “Common Equity PIPE Financing”). Pursuant to the Common Equity Subscription Agreements, $5 million of the PIPE Investment was funded by offset against the principal amount of certain ZeroFox PIK Promissory Notes that were due upon Closing, and an additional $5 million of the PIPE Investment was funded by offset against the amount of Closing cash consideration that was payable to certain IDX stockholders. Pursuant to the Common Equity Subscription Agreements, New ZeroFox has agreed to register the resale of the shares of ZeroFox Common Stock purchased in the PIPE Investment and provide other customary registration rights.

The foregoing description of the Common Equity Subscription Agreements is a summary only and is qualified in its entirety by reference to the full text of the form of Common Equity Subscription Agreement, which is incorporated by reference as Exhibit 10.1 to this Report and incorporated herein by reference.

Pursuant to subscription agreements (the “Convertible Notes Subscription Agreements”) entered into on December 17, 2021, by and among L&F and certain investors (collectively, the “Convertible Notes Investors”), New ZeroFox issued and sold to the Convertible Notes Investors (substantially concurrently with the consummation of the Mergers) an aggregate of $150 million principal amount of unsecured convertible notes due in 2025 (the “Notes”), for an aggregate purchase price of $150 million (the “Convertible Notes Financing”). The terms of the Notes are set forth in the Indenture, dated as of August 3, 2022, by and among New ZeroFox and Wilmington Trust, National Association, as trustee (the “Indenture”), and the form of global note attached thereto. The Notes bear interest at a rate of 7.00% per annum, payable quarterly in cash; provided, that New ZeroFox may elect to pay interest in kind at a rate of 8.75% per annum. The Notes will be convertible into cash, shares of New ZeroFox Common Stock, or a combination of both at an initial conversion price of $11.50 per share, subject to customary anti-dilution adjustments, including with respect to stock-splits and stock dividends, dividends and other distributions, above-market tender offers, below-market rights offerings and spin-offs (the “Conversion Price”), and will mature on August 3, 2025. New ZeroFox may, at its election, force conversion of the Notes after the first anniversary of the issuance of the Notes (the “Conversion Trigger Date”), subject to a holder’s prior right to convert, if the volume-weighted average trading price of the New ZeroFox Common Stock (x) for the first year after the Conversion Trigger Date, is greater than or equal to 150% of the Conversion Price for at least 20 trading days during a period of 30 consecutive trading days and (y) for the second year after the Conversion Trigger Date, is greater than or equal to 130% of the Conversion Price for at least 20 trading days during a period of 30 consecutive trading days. Upon conversion of any Note, New ZeroFox shall have the option to settle the conversion in cash, shares of New ZeroFox Common Stock, or a combination of both. Each holder of a Note will have the right to cause New ZeroFox to repurchase for cash all or a portion of the Notes held by such holder at any time upon the occurrence of a “fundamental change,” a customary definition provided in the Indenture, at a price equal to par plus accrued and unpaid interest. In the event of a conversion in connection with a “make-whole fundamental change,” as defined in the Indenture, the Conversion Price will be adjusted pursuant to a usual and customary make-whole fundamental change table provided in the Indenture. The Indenture includes restrictive covenants that, among other things, limits the ability of New ZeroFox to incur senior debt in excess of $50 million, subject to certain qualifications and exceptions set forth in the Indenture. The Indenture also includes customary events of default. The obligations of New ZeroFox under the Indenture are guaranteed by each of New ZeroFox’s subsidiaries.

The foregoing description of the Convertible Notes Subscription Agreements, the Indenture, and the Notes is a summary only and is qualified in its entirety by reference to the full text of the form of Convertible Notes Subscription Agreement, which is incorporated by reference as Exhibit 10.2 to this Report, the Indenture, a copy of which is filed as Exhibit 4.3 to this Report, and the Notes, the form of which is filed as Exhibit 4.4 to this Report, each of which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

The information set forth in the “Introductory Note” under the heading “Common Equity PIPE Financing and Convertible Notes Financing” describing the Convertible Notes Financing, the Notes, and the Indenture is hereby incorporated by reference into this Item 1.01.

Amended and Restated Registration Rights Agreement

In connection with the Closing and as contemplated by the Business Combination Agreement, New ZeroFox, JAR Sponsor, LLC, the sponsor of L&F (the “Sponsor”), certain prior directors of L&F, Jefferies LLC (“Jefferies”), and certain former stockholders of ZeroFox and IDX entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) pursuant to which, among other things, New ZeroFox granted to the other parties customary registration rights with respect to shares of New ZeroFox Common Stock, and certain former stockholders of ZeroFox and IDX will be subject to a 180-day lock-up period following the Closing, during which period such stockholders may not transfer their shares (subject to customary exceptions). The lock-up period described above will not apply to any shares acquired in the Common Equity PIPE Financing or shares issuable upon conversion of the Convertible Notes.

Information concerning the security ownership of each of ForgePoint Cyber Affiliates Fund I, L.P., ForgePoint Cybersecurity Fund I, L.P., Peloton Equity I, L.P., Peloton ID Experts, LLC, James C. Foster, New Enterprise Associates 14, L.P., NEA Ventures 2014, L.P., Highland Capital Partners 9 Limited Partnership, Highland Capital Partners 9-B Limited Partnership, Highland Entrepreneurs’ Fund 9 Limited Partnership, Redline Capital Fund Universal Investments and Lookingglass Cyber Solutions, Inc., parties to the Amended and Restated Registration Rights Agreement, is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Report, and is incorporated herein by reference into this Item 1.01. Mr. James C. Foster, Chairman and Chief Executive Officer of New ZeroFox, and Thomas F. Kelly, a director of New ZeroFox, are parties to the Amended and Restated Registration Rights Agreement. For additional information about material relationships between New ZeroFox and these and other parties to the Amended and Restated Registration Rights Agreement, please see the information section titled “Certain Relationships and Related Party Transactions” beginning on page 357 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The foregoing description of the Amended and Restated Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the full text of the Amended and Restated Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 to this Report and incorporated herein by reference.

Convertible Notes Registration Rights Agreement

In connection with the Closing and as contemplated by the Convertible Notes Subscription Agreements, New ZeroFox and the Convertible Notes Investors entered into a Registration Rights Agreement (the “Convertible Notes Registration Rights Agreement”) pursuant to which, among other things, New ZeroFox granted to the Convertible Notes Investors customary registration rights with respect to the shares of New ZeroFox Common Stock issuable upon conversion of the Notes.

The foregoing description of the Convertible Notes Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the full text of the Convertible Notes Registration Rights Agreement, a copy of which is filed as Exhibit 10.27 to this Report and incorporated herein by reference.

Stifel Loan and Security Agreement

On the Closing Date, ZeroFox entered into a fifth amendment (the “Stifel LSA Amendment”) to its loan and security agreement with Stifel Bank (as amended, the “Stifel Loan Agreement”), which, among other things, provided Stifel Bank’s consent to the Business Combination, the PIPE Investment, the Convertible Notes Financing and the prepayment by ZeroFox at Closing of the outstanding principal balance and accrued interest on its subordinated debt facility with Orix Growth Capital, LLC, each as required by the terms of the Stifel Loan Agreement. The Stifel LSA Amendment also amended certain financial covenants imposed by the Stifel Loan Agreement, replacing covenants on ZeroFox’s annual recurring revenue with certain minimum cash deposit and liquidity-based covenants. The Stifel LSA Amendment also requires the Company to be joined to the Stifel Loan Agreement as a borrower thereunder within forty-five (45) days of the Closing Date.

The Stifel Loan Agreement, which ZeroFox originally entered into on January 7, 2021, provides ZeroFox with the ability to borrow up to $15 million in formula revolving line advances which bear interest at a variable annual rate equal to the greater of (i) 1.00% above the prime rate then in effect or (ii) 4.50%. The Stifel Loan Agreement requires monthly, interest-only payments and quarterly fees in arrears equal to 0.25% per annum of the unused portion of the revolving line of credit. As of the Closing Date, ZeroFox has drawn down on all $15 million available for advance under the Stifel Loan Agreement.

Borrowings under the Stifel Loan Agreement are secured by a continuing first priority lien on all issued and outstanding shares of capital stock of ZeroFox’s subsidiaries (except for any foreign subsidiaries, for which up to 65% of such capital stock is pledged) and on all other assets, including intellectual property, of ZeroFox.

Pursuant to the Stifel Loan Agreement, ZeroFox is subject to certain affirmative and negative covenants during the term of the agreement, including certain financial covenants referenced above and limitations on ZeroFox’s ability to incur additional debt, pay dividends and make certain investments. Obligations under the Stifel Loan Agreement are subject to acceleration upon the occurrence of specified events of default, including failure to make timely payments or to comply with the aforementioned covenants.

Affiliates of Stifel Bank have from time to time performed and may in the future perform various investment banking and other financial advisory services for New ZeroFox and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

The foregoing description of the Stifel Loan Agreement is a summary only and is qualified in its entirety by reference to the full text of the Stifel Loan Agreement, copies of which are filed as Exhibits 10.28 through 10.33 to this Report and incorporated herein by reference.

Indemnification Agreements

In connection with the Business Combination, on the Closing Date, New ZeroFox entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by New ZeroFox of certain expenses and costs relating to claims, suits, or proceedings arising from service to New ZeroFox or, at its request, service to other entities to the fullest extent permitted by applicable law.

The foregoing description of the indemnification agreements is a summary only and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference as Exhibit 10.8 to this Report and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, New ZeroFox is providing the information below that would be included in a Form 10 (if it were to file a Form 10). Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Report, including statements incorporated by reference, may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future, including statements related to plans, strategies, and objectives of management, the Company’s business prospects, the Company’s systems and technology, future profitability, and the Company’s competitive position, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. The inclusion of any statement in this Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on the Company’s business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the Company’s ability to recognize the anticipated benefits of the business combination;

•

defects, errors, or vulnerabilities in ZeroFox’s platform, the failure of ZeroFox’s platform to block malware or prevent a security breach, misuse of ZeroFox’s platform, or risks of product liability claims that would harm ZeroFox’s reputation and adversely impact the Company’s business, operating results, and financial condition;

•

if ZeroFox’s enterprise platform offerings do not interoperate with the Company’s customers’ network and security infrastructure, or with third-party products, websites, or services, the Company’s results of operations may be harmed;

•	the Company may not timely and cost-effectively scale and adapt its existing technology to meet its customers’ performance and other requirements;

•	the Company’s ability to introduce new products, solutions, and features is dependent on adequate research and development resources and its ability to successfully complete acquisitions;

•	the Company’s success depends, in part, on the integrity and scalability of its systems and infrastructure;

•

the Company relies on third-party cloud providers, such as Microsoft Azure, Amazon Web Services, and Cloudflare, to host and operate its platform, and any disruption of or interference with the Company’s use of these facilities may negatively affect the Company’s ability to maintain the performance and reliability of its platform, which could cause its business to suffer;

•	the Company relies on software and services from other parties;

•	the Company has a history of losses, and it may not be able to achieve or sustain profitability in the future;

•

if organizations do not adopt cloud, and/or SaaS-delivered external cybersecurity solutions that may be based on new and untested security concepts, the Company’s ability to grow its business and its results of operations may be adversely affected;

•	the Company has experienced rapid growth in recent periods, and if the Company does not manage its future growth, its business and results of operations will be adversely affected;

•	the Company faces intense competition and could lose market share to its competitors, which could adversely affect its business, financial condition, and results of operations;

•	competitive pricing pressure may reduce revenue, gross profits, and adversely affect the Company’s financial results;

•

adverse general and industry-specific economic and market conditions and reductions in customer spending, in either the private or public sector, including as a result of geopolitical uncertainty such as the ongoing conflict between Russia and Ukraine, may reduce demand for the Company’s platform or products and solutions, which could harm the Company’s business, financial condition, and results of operations;

•	the COVID-19 pandemic could adversely affect the Company’s business, operating results, and financial condition;

•	if the Company fails to adapt to rapid technological change, evolving industry standards, and changing customer needs, requirements or preferences, its ability to remain competitive could be impaired;

•

if the Company is unable to maintain successful relationships with its channel partners, or if its channel partners fail to perform, the Company’s ability to market, sell and distribute its platform will be limited, and the Company’s business, financial position and results of operations will be harmed;

•

the Company targets enterprise customers and government organizations, and sales to these customers involve risks that may not be present or that are present to a lesser extent with sales to smaller entities;

•

historically, one U.S. government customer has accounted for a substantial portion of IDX’s revenues and is expected to account for a substantial portion of the Company’s revenues following the business combination;

•

the Company may need to raise additional capital to maintain and expand its operations and invest in new solutions, which capital may not be available on terms acceptable to the Company, or at all, and which could reduce the Company’s ability to compete and could harm its business;

•	there may not be an active trading market for New ZeroFox Common Stock, which may make it difficult to sell shares of New ZeroFox Common Stock;

•	the trading price of New ZeroFox Common Stock may be volatile due to factors outside of the Company’s control;

•

the Notes issued in connection with the Business Combination may impact the Company’s financial results, result in the dilution of stockholders, create downward pressure on the price of New ZeroFox Common Stock, and restrict the Company’s ability to raise additional capital or take advantage of future opportunities;

•

the Company relies heavily on the services of its senior management team, and if the Company is not successful in attracting or retaining senior management personnel, the Company may not be able to successfully implement its business strategy; and

•	the Company’s management has limited experience in operating a public company.

Additional information concerning these, and other risks, is described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ZeroFox,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX” in the Proxy Statement/Prospectus. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

Business and Properties

The Company’s business and properties are described in the Proxy Statement/Prospectus in the section titled “Business of ZeroFox” beginning on page 286, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described above and in the Proxy Statement/Prospectus in the section entitled “Risk Factors,” beginning on page 62 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A summary of the risks associated with the Company’s business is also included on pages 28-30 of the Proxy Statement/Prospectus under the heading “Summary Risk Factors” and is incorporated herein by reference.

Financial Information

The information set forth in Item 9.01 of this Report concerning the financial information of ZeroFox, L&F and IDX is incorporated herein by reference. The unaudited pro forma condensed combined financial information as of April 30, 2022 for ZeroFox and June 30, 2022 for L&F and IDX is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of L&F for the six months ended June 30, 2022, included in L&F’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2022 filed with the SEC on July 28, 2022 is incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX for the six months ended June 30, 2022, is included in Exhibit 99.2 hereto and is incorporated herein by reference.

The disclosure contained in the Proxy Statement/Prospectus beginning on page 303 in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ZeroFox” is incorporated herein by reference.

The disclosure contained in the Proxy Statement/Prospectus beginning on page 324 in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX” is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of New ZeroFox Common Stock as of August 8, 2022, by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of New ZeroFox Common Stock;

•	each of the Company’s directors and named executive officers; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the following table are based on 117,983,659 shares of New ZeroFox Common Stock outstanding as of August 8, 2022.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise indicated, the address of each individual below is 1834 S. Charles Street, Baltimore, MD 21230.

Name of Beneficial Owner	Number of Shares of New ZeroFox Common Stock Beneficially Owned	% of Ownership
Five Percent Holders
New Enterprise Associates(1)	18,090,861	15.3%
Highland Capital(2)	14,157,788	12.0%
Redline Capital(3)	11,259,545	9.5%
Lookingglass Cyber Solutions, Inc.(4)	8,718,522	7.4%
James C. Foster(5)	8,649,995	7.3%
Peloton Equity(6)	7,276,235	6.2%
ForgePoint(7)	5,988,180	5.1%
JAR Sponsor (8)	9,652,767	7.8%

Directors and Executive Officers
James C. Foster (5)	8,649,995	7.3%
Peter Barris	—	*
Sean Cunningham	—	*
Adam Gerchen(9)	50,000	*
Todd Headley(10)	306,334	*
Thomas F. Kelly	1,959,258	1.7%
Samskriti King (11)	50,475	*
Corey Mulloy(12)	14,157,788	12.0%
Kevin Reardon(13)	733,584	*
Scott O’Rourke(14)	569,112	*

All Directors and Executive Officers of the Company as a Group (14 persons)(15)	28,169,513	23.2%

*	Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 18,068,513 shares held by New Enterprise Associates 14, L.P. (“NEA 14”) and (ii) 22,348 shares held by NEA Ventures 2014, L.P. (“Ven 2014”). The shares held directly by NEA 14 are held indirectly by NEA Partners 14, L.P. (“NEA Partners 14”), the sole general partner of NEA 14. NEA 14 GP, LTD (“NEA 14 LTD”) is the sole general partner of NEA Partners 14. The individual directors of NEA 14 LTD are Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, Scott D. Sandell, and Peter Sonsini (together, the “NEA 14 Directors”). NEA Partners 14, NEA 14 LTD, and the NEA 14 Directors may be deemed to share voting and dispositive power with regard to the shares directly held by NEA 14. The shares held directly by Ven 2014 are held indirectly by Karen P. Welsh, the general partner of Ven 2014. The address for each of these entities and individuals is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(2)

Consists of (i) 9,326,445 shares held by Highland Capital Partners 9 Limited Partnership (“HCP 9”), (ii) 4,017,272 shares held by Highland Capital Partners 9-B Limited Partnership (“HCP 9B”), and (iii) 814,071 shares held by Highland Entrepreneurs’ Fund 9 Limited Partnership (“HEF 9”). The general partner of each of HCP 9, HCP 9B, and HEF 9 is Highland Management Partners 9 Limited Partnership (“Highland 9 GP LP”), whose general partner is Highland Management Partners 9 LLC (“Highland 9 GP LLC”). Robert Davis, Dan Nova, Paul Maeder, and Corey Mulloy (“Managing Members”) are the managing members of Highland 9 GP LLC and may be deemed to share voting and dispositive power over shares held by each of HCP 9, HCP 9B, and HEF 9. The principal business address of each of the foregoing entities and the Managing Members is One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

(3)

Represents shares held directly by Redline Capital Fund Universal Investments (“Redline UI”), a sub-fund of Redline Capital Fund, FCP-FIS (“Redline Capital”). Redline Capital Management S.A. (“Redline Management”) serves as the manager of Redline UI and Redline Capital, and Redline Capital (UK) Limited (“Redline Adviser”) serves as the investment adviser to Redline Management. As the Investment Director of Redline Management, Tatiana Evtushenkova may be deemed to have investment power over the shares held by Redline UI. The principal business address of Redline Adviser is Lynton House 7-12 Tavistock Square, London, England WC1 9LT. The principal business address of the other Redline entities is 26 Avenue Monterey, L-2163 Luxembourg. Pursuant to a letter agreement, dated December 7, 2021, Redline Capital and its affiliates granted to New ZeroFox’s chief executive officer an irrevocable proxy to vote all of their shares, which shall be voted proportionally to the overall votes cast by other shareholders of New ZeroFox on proposals or resolutions voted on by New ZeroFox’s stockholders.

(4)

Represents shares held directly by Lookingglass Cyber Solutions, Inc. (“Lookingglass”). Lookingglass is a privately held, operating company, and voting and dispositive decisions with respect to the New ZeroFox shares owned by Lookingglass are made collectively by the members of Lookingglass’ senior management team, under the oversight of its five-member board of directors. In making these voting and dispositive decisions, the Lookingglass senior management team generally acts by consensus. Although the composition of the senior management team changes over time, the current senior management team consists of Gilman Louie, Bryan Ware, Donald Gilberg, Dana Mariano, Norman Laudermilch, and Ronald Nielson, each of whom may be deemed to share voting and dispositive power over the shares. The address of Lookingglass is 10740 Parkridge Boulevard, Suite 200, Reston, Virginia, 20191.

(5)	Consists of 8,522,404 shares held directly by James C. Foster and 127,591 shares held by Wolf Acquisitions, L.P. Wolf Acquisitions, L.P. is wholly-owned by Mr. Foster.
(6)

Consists of (i) 4,191,723 shares held by Peloton Equity I, L.P. and (ii) 3,084,512 shares held by Peloton ID Experts, LLC. Peloton Equity GP is the general partner of Peloton Equity I, L.P. and Peloton ID Experts, LLC. Carlos Ferrer and Theodore B. Lundberg are the managing members of Peloton Equity GP. The business address of the foregoing persons and entities is 66 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(7)

Consists of (i) 68,825 shares held by ForgePoint Cyber Affiliates Fund I, L.P. and (ii) 5,919,355 held by ForgePoint Cybersecurity Fund I, L.P. (together with ForgePoint Cyber Affiliates Fund I, L.P., the “ForgePoint Funds”). Donald R. Dixon and Alberto J. Yepez are the managing members of ForgePoint Cybersecurity GP-I, LLC, which is the general partner of each of the ForgePoint Funds, and exercise shared voting, investment, and dispositive rights with respect to the shares of stock held by each of the ForgePoint Funds. Sean

Cunningham is a non-managing member of ForgePoint Cybersecurity GP-I, LLC. In this capacity, Mr. Cunningham does not have voting or dispositive power over the shares held by the ForgePoint Funds. The address for all entities and individuals affiliated with the ForgePoint Funds is 400 S El Camino Road, Suite 1050, San Mateo, CA 94402.
(8)

Includes 5,450,000 shares of New ZeroFox Common Stock issuable upon exercise of 5,450,000 private placement warrants purchased by JAR Sponsor LLC in connection with the L&F IPO. MSBD 2020 Series LLC, and Victory Park Capital Advisors, LLC as the voting members of JAR Sponsor LLC exercise voting control over the entirety of shares held directly by JAR Sponsor LLC. Jeffrey C. Hammes, by virtue of his role as managing member of MSBD 2020 Series LLC has voting and dispositive power over the shares held by JAR Sponsor LLC, and therefore may be deemed to have beneficial ownership of the shares held directly by JAR Sponsor LLC. Richard Levy has voting and dispositive power on behalf of Victory Park Capital, LLC over the shares held by JAR Sponsor LLC, and therefore may be deemed to have beneficial ownership of the shares held directly by JAR Sponsor LLC. The address of JAR Sponsor LLC is 150 North Riverside Plaza, Suite 5200 Chicago, IL 60606.

(9)	Represents shares held by GCP-OI I, LLC. Adam Gerchen, by virtue of his role as manager of GCP-OI I, LLC has voting and dispositive power over the shares held directly by GCP-OI I, LLC.
(10)	Includes options to purchase 226,731 shares of New ZeroFox Common Stock, exercisable as of or within 60 days of August 8, 2022.
(11)

Includes 20,090 unvested restricted shares as to which Ms. King has sole voting power but which are subject to restrictions on transfer, of which none of such shares will vest within 60 days of August 8, 2022.

(12)	Represents shares of New ZeroFox Common Stock held by HCP 9, HCP 9B, and HEF 9 as to which shares Mr. Mulloy may be deemed to share voting and dispositive power, as discussed in footnote (2).
(13)	Includes options to purchase 733,584 shares of New ZeroFox Common Stock, exercisable as of or within 60 days of August 8, 2022.
(14)	Includes options to purchase 569,112 shares of New ZeroFox Common Stock, exercisable as of or within 60 days of August 8, 2022.
(15)

Includes (i) options to purchase 3,207,276 shares of New ZeroFox Common Stock, exercisable as of or within 60 days of August 8, 2022, and (ii) shares of New ZeroFox Common Stock beneficially owned as discussed in footnotes (5) and (12).

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers is set forth in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination” beginning on page 343, and that information is incorporated herein by reference.

Executive and Director Compensation

Information with respect to the compensation of New ZeroFox’s named executive officers and directors is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation—ZeroFox” beginning on page 351, and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever served as an officer of the Company. None of the Company’s directors has an interlocking or other relationship with another board or compensation committee that would require disclosure under Item 407(e)(4) of SEC Regulation S-K.

Certain Relationships and Related Transactions, and Director Independence

Information with respect to certain relationships and related person transactions of the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” beginning on page 357, and that information is incorporated herein by reference.

Effective upon the Closing, the board of directors of the Company adopted the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) to assess director independence. The board of directors has determined that each of the Company’s directors, other than Mr. James C. Foster and Thomas F. Kelly, qualifies as “independent” under the listing requirements of Nasdaq.

Legal Proceedings

From time to time, the Company may be subject to various legal proceedings, investigations, or claims that arise in the ordinary course of our business activities. As of the date of this filing, the Company is not currently a party to any litigation, investigation, or claim the outcome of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows or which otherwise is required to be disclosed under Item 103 of SEC Regulation S-K.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of New ZeroFox Common Stock began trading on the Nasdaq Stock Market under the symbol “ZFOX” on August 4, 2022.

As of August 8, 2022, the Company had 117,983,659 shares of New ZeroFox Common Stock issued and outstanding held of record by 100 holders.

The Company has not paid any cash dividends on shares of New ZeroFox Common Stock to date. It is the present intention of the Company’s board of directors to retain future earnings for the development, operation, and expansion of its business, and the Company’s board of directors does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of the Company’s board of directors and will be contingent upon the Company’s future revenues and earnings, as well as its capital requirements and general financial condition.

Recent Sales of Unregistered Securities

The information set forth in the “Introductory Note” under the heading “Common Equity PIPE Financing and Convertible Notes Financing” is incorporated herein by reference.

On August 28, 2020, the Sponsor of L&F paid $25,000, or approximately $0.004 per share, to cover certain of L&F’s offering costs in exchange for 5,750,000 Class B ordinary shares. Such securities were issued in connection with L&F’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). On November 13, 2020, the Sponsor effected a surrender of 1,437,500 founder shares to L&F for no consideration, resulting in a decrease in the total number of Class B ordinary shares outstanding to 4,312,500 shares.

On November 23, 2020, L&F consummated an initial public offering of 15,000,000 units, at an offering price of $10.00 per Unit, and private placements with (i) the Sponsor of 5,000,000 private placement warrants at a price of $1.00 per warrant and (ii) Jefferies of 1,859,505 private placement warrants at a price of approximately $1.21 per warrant. L&F granted the Jefferies a 45-day option to purchase up to 2,250,000 additional units at the public offering price to cover over-allotments, if any. On November 23, 2020, Jefferies exercised the over-allotment option in full. Concurrently with the closing of the over-allotment option on November 25, 2020, L&F consummated private placements with (a) the Sponsor of an additional 450,000 private placement warrants at a price of $1.00 per unit and (ii) Jefferies of an additional 278,925 private placement warrants at a price of approximately $1.21 per unit. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In connection with the Closing, the Company issued an aggregate of 87,045,565 shares of New ZeroFox Common Stock to former stockholders of ZeroFox, and IDX, who had approved the Business Combination prior to the filing of the registration statement on Form S-4 of which the Proxy Statement/Prospectus formed a part. Such shares were issued in exchange for securities of ZeroFox and IDX in accordance with the exchange ratios provided in the Business Combination Agreement in accordance with the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities included in the Proxy Statement/Prospectus in the section titled “Description of Securities” beginning on page 375 is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth under the heading “Indemnification Agreements” in Item 1.01 of this Report is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of Securities—Limitations on Liability and Indemnification of Directors and Officers” on page 380, and is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The disclosure set forth in Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the “Introductory Note” under the heading “Common Equity PIPE Financing and Convertible Notes Financing” describing the Convertible Notes Financing, the Notes, and the Indenture is hereby incorporated by reference into this Item 2.03.

The information set forth under Item 1.01 under the heading “Stifel Loan Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in the “Introductory Note” under the heading “Common Equity PIPE Financing and Convertible Notes Financing” is incorporated herein by reference.

In connection with the Closing, the Company issued an aggregate of 87,045,565 shares of New ZeroFox Common Stock to former stockholders of ZeroFox and IDX who had approved the Business Combination prior to the filing of the registration statement on Form S-4 of which the Proxy Statement/Prospectus formed a part. Such shares were issued in exchange for securities of ZeroFox and IDX in accordance with the exchange ratios provided in the Business Combination Agreement in accordance with the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modifications to Rights of Security Holders.

On August 3, 2022, in connection with the Domestication, the Company filed the Certificate of Incorporation with the Secretary of State of the State of Delaware. On August 3, 2022, effective upon the Closing, the Company’s board of directors adopted Amended and Restated Bylaws (the “Bylaws”), which became effective on that date. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of L&F’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Description of Securities” beginning on page 375, “Proposal No. 5(A)-(G) - The Advisory Governing Documents Proposals” beginning on page 189 and “Comparison of Corporate Governance and Shareholder Rights” beginning on page 367, which are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 3, 2022, the Audit Committee of the Company’s Board of Directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending January 31, 2023, subject to execution of the engagement letter. Deloitte served as the independent registered public accounting firm of each of ZeroFox and IDX prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), L&F’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by Deloitte as the Company’s independent registered public accounting firm.

Withum’s report on L&F’s financial statements as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from August 20, 2020 (inception) through December 31, 2020, and the related notes to the financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from August 20, 2020 (inception) through December 31, 2020, the year ended December 31, 2021, and the subsequent period through August 3, 2022, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except for the control deficiency disclosed as a material weakness in L&F’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Withum is attached hereto as Exhibit 16.1.

During the period from August 20, 2020 (inception) through December 31, 2021, the year ended December 31, 2021, and the subsequent period through August 3, 2022, the Company did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.01	Change in Control of Registrant.

The disclosures set forth in the “Introductory Note” and in Item 2.01 of this Report are incorporated herein by reference.

As a result of the consummation of the Business Combination, a change of control of L&F has occurred, and the shareholders of L&F as of immediately prior to the Closing held 4.5% of the outstanding shares of New ZeroFox Common Stock immediately following the Closing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Closing, and in accordance with the terms of the Business Combination Agreement, each executive officer of L&F resigned from his position, and each of Jeffrey C. Hammes, Adam Gerchen (who was elected a director of New ZeroFox), Richard Levy, Joseph Lieberman, Albert Goldstein, and Kurt Summers resigned from the L&F board of directors.

The information set forth in the sections titled “Directors and Executive Officers,” “Executive and Director Compensation” and “Certain Relationships and Related Transactions, and Director Independence” in Item 2.01 of this Report is incorporated herein by reference.

ZeroFox Holdings, Inc. 2022 Incentive Equity Plan

At the extraordinary general meeting of the stockholders of the Company on August 2, 2022 (the “Special Meeting”), the stockholders of the Company considered and approved the ZeroFox Holdings, Inc. 2022 Incentive Equity Plan (the “Incentive Equity Plan”). The Incentive Equity Plan was previously approved, subject to stockholder approval, by the Board of Directors of L&F, and on the Closing Date, the post-Domestication board of the Company approved the Incentive Equity Plan. The Incentive Equity Plan became effective immediately upon the Closing.

A description of the Incentive Equity Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 7 - The Incentive Equity Plan Proposal” beginning on page 198 of the Proxy Statement/Prospectus, and such description is incorporated herein by reference. The foregoing description of the Incentive Equity Plan is qualified in its entirety by the full text of the Incentive Equity Plan, which is incorporated by reference as Exhibit 10.5 and incorporated herein by reference.

ZeroFox Holdings, Inc. Employee Stock Purchase Plan

At the Special Meeting, the stockholders of the Company considered and approved the ZeroFox Holdings, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by the Board of Directors of L&F, and on the Closing Date, the post-Domestication board of the Company approved the ESPP. The ESPP became effective immediately upon the Closing.

A description of the ESPP is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 8 - The Employee Stock Purchase Plan Proposal” beginning on page 205 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the ESPP is qualified in its entirety by the full text of the ESPP, which is incorporated by reference as Exhibit 10.6 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the Closing, the Board of New ZeroFox amended the Bylaws to provide an exception to the lock-up provision so that the lock-up restrictions in Section 6.7 of the Bylaws do not apply to 11,000 shares (or such lesser number representing the total shares held by any Non-Electing Seller (as such term is defined in the Bylaws)) received by the Non-Electing Sellers as consideration in the Business Combination.

Effective upon the Closing, the Company changed its fiscal year to end on January 31. Transition period financials will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2022.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on August 3, 2022, the New ZeroFox Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers, and directors of the Company, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of the Code of Business Conduct and Ethics can be found in the Investors section of the Company’s website at https://ir.zerofox.com.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company (as defined in Rule 12b-2 under the Exchange Act). The disclosures in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2—The Business Combination Proposal—The Business Combination Agreement” and “—Related Agreements” beginning on page 129 and “Proposal No. 3 - The Domestication Proposal” beginning on page 184 are incorporated herein by reference. Further, the disclosures set forth in the “Introductory Note” and in Item 2.01 of this Report are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 4, 2022, the Company issued a press release announcing the closing of the Business Combination. A copy of the press release is filed hereto as Exhibit 99.4 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of L&F as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from August 20, 2020 (inception) through December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page FS-3 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of L&F as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021 and the related notes are included in the L&F’s Quarterly Report on Form 10-Q filed with the SEC on July 28, 2022 beginning on page 1 and are incorporated herein by reference.

The unaudited condensed financial statements of ZeroFox as of July 31, 2022 and January 31, 2022, and for the six months ended July 31, 2022 and 2021 and the related notes will be included in an exhibit that will be filed in an amendment to this Report.

The audited financial statements of IDX as of December 31, 2021 and 2020, and for the years ended December 31, 2021, 2020, and 2019 and the related notes are included in the Proxy Statement/Prospectus beginning on page FS-68 and are incorporated herein by reference. The unaudited condensed financial statements of IDX as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 and the related notes are set forth herein as Exhibit 99.1 and are incorporated herein by reference.

The audited financial statements of ZeroFox as of January 31, 2022 and 2021, and for the years ended January 31, 2022, 2021, and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page FS-119 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of ZeroFox as of April 30, 2022 and January 31, 2022, and for the three months ended April 30, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page FS-99 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information as of and for the three months ended April 30, 2022 and the year ended January 31, 2022 is set forth on Exhibit 99.3 hereto and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information as of and for the six months ended July 31, 2022, and the year ended January 31, 2022, will be included in an exhibit that will be filed in an amendment to this Report.

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	Exhibit or Annex	Filing Date	File Number

2.1†	Business Combination Agreement, dated as of December 17, 2021, by and among L&F Acquisition Corp., L&F Acquisition Holdings, LLC, ZF Merger Sub, Inc., IDX Merger Sub, Inc., IDX Forward Merger Sub, LLC, ZeroFox, Inc., and ID Experts Holdings, Inc.	424B3	A	07/14/2022	333-262570

3.1*	Certificate of Incorporation of the Company

3.2*	Amended and Restated Bylaws of the Company

4.1	Specimen Warrant Certificate of L&F Acquisition Corp.	S-1/A	4.3	11/12/2020	333-249497

4.2	Warrant Agreement, dated November 24, 2020, by and between L&F Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent	8-K	4.1	11/23/2020	001-39722

4.3*	Indenture dated as of August 3, 2022, by and between the Company and Wilmington Trust, National Association, as trustee

4.4*	Form of 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes due 2025 (included in Exhibit 4.3)

4.5	Specimen Common Stock Certificate of ZeroFox Holdings, Inc.	S-4/A	4.6	04/08/2022	333-262570

10.1	Form of Common Equity Subscription Agreement	424B3	D	07/14/2022	333-262570

10.2	Form of Convertible Notes Subscription Agreement	424B3	E	07/14/2022	333-262570

10.3	Second Amended and Restated Sponsor Support Letter Agreement, dated as of January 31, 2022, by and among L&F Acquisition Corp., JAR Sponsor, LLC, ZeroFox, Inc., ID Experts Holdings, Inc., Albert Goldstein, Joseph Lieberman, Kurt Summers, and certain other individuals named therein	424B3	F	07/14/2022	333-262570

10.4*†	Amended and Restated Registration Rights Agreement, dated as of August 3, 2022, by and among ZeroFox Holdings, Inc. and the Stockholders Party Thereto

10.5	ZeroFox Holdings, Inc. 2022 Incentive Equity Plan	424B3	H	07/14/2022	333-262570

10.6	ZeroFox Holdings, Inc. 2022 Employee Stock Purchase Plan	424B3	I	07/14/2022	333-262570

10.7	Form of L&F Acquisition Corp. Indemnity Agreement	S-1/A	10.5	11/12/2020	333-249497

10.8*	Form of ZeroFox Holdings, Inc. Indemnification Agreement

10.9	Lease Agreement, dated February 27, 2016, by and between ZeroFox, Inc. and 1830 Charles Street LLC	S-4/A	10.13	04/08/2022	333-262570

10.10	Amendment No. 1 to Lease Agreement, dated March 1, 2021, by and between ZeroFox, Inc. and 1830 Charles Street LLC	S-4/A	10.14	04/08/2022	333-262570

10.11	Offer of Employment Letter, dated December 19, 2019, by and between ZeroFox, Inc. and Kevin T. Reardon	S-4/A	10.15	04/08/2022	333-262570

10.12	Offer of Employment Letter, dated September 30, 2015, by and between ZeroFox, Inc. and Scott O’Rourke	S-4/A	10.16	04/08/2022	333-262570

10.13	The ZeroFox, Inc. 2013 Equity Incentive Plan, as amended	S-4/A	10.17	04/08/2022	333-262570

10.14	Form of Option Grant Agreement under the ZeroFox, Inc. 2013 Equity Incentive Plan	S-4/A	10.18	04/08/2022	333-262570

10.15	Form of Restricted Stock Grant Agreement under the ZeroFox, Inc. 2013 Equity Incentive Plan	S-4/A	10.19	04/08/2022	333-262570

10.16	Letter Agreement, dated April 24, 2020, by and between ZeroFox, Inc. and Kevin Reardon	S-4/A	10.21	04/08/2022	333-262570

10.17	Letter Agreement, dated November 1, 2017, by and between ZeroFox, Inc. and Scott O’Rourke	S-4/A	10.22	04/08/2022	333-262570

10.18	Letter Agreement, dated December 7, 2021, by and between ZeroFox, Inc. and Redline Capital Management S.A. acting on behalf and for the account of Redline Capital Fund Universal Instruments, a sub-fund of Redline Capital Fund, FCP-FIS	S-4/A	10.23	04/08/2022	333-262570

10.19	Deed of Sub-Sublease	S-4	10.24	02/07/2022	333-262570

10.20§	Contract (Order No. 24361819F0014) between U.S. Office of Personnel Management and Identity Theft Guard Solutions, LLC dated December 21, 2018	S-4/A	10.24	07/01/2022	333-262570

10.21	Employment Agreement between Identity Theft Guard Solutions, Inc. and Thomas F. Kelly, dated August 9, 2017	S-4	10.26	02/07/2022	333-262570

10.22	Amendment No. 1 to Employment Agreement between Identity Theft Guard Solutions, Inc. and Thomas F. Kelly, dated May 21, 2020	S-4	10.27	02/07/2022	333-262570

10.23	Amendment No. 2 to Employment Agreement between Identity Theft Guard Solutions, Inc. and Thomas F. Kelly, dated August 25, 2021	S-4	10.28	02/07/2022	333-262570

10.24	Amendment No. 3 to Employment Agreement between Identity Theft Guard Solutions, Inc. and Thomas F. Kelly, dated November 3, 2021	S-4	10.29	02/07/2022	333-262570

10.25	Amendment No. 4 to Employment Agreement between Identity Theft Guard Solutions, Inc. and Thomas F. Kelly, dated December 17, 2021	S-4	10.30	02/07/2022	333-262570

10.26	Amendment P00010 dated March 29, 2022, to Contract (Order No. 24361819F0014) between U.S. Office of Personnel Management and Identity Theft Guard Solutions, LLC dated December 21, 2018 (filed as Exhibit 10.20)

10.27*	Registration Rights Agreement, dated as of August 3, 2022, by and among ZeroFox Holdings, Inc. and the Holders of the Notes Party Thereto

10.28*†	Loan and Security Agreement dated as of January 7, 2021 by and among by and among Stifel Bank, ZeroFox, Inc., and certain guarantor subsidiaries party thereto.

10.29*†	First Amendment and Joinder to Loan and Security Agreement dated as of June 7, 2021

10.30*	Second Amendment and Waiver to Loan and Security Agreement dated as of December 8, 2021

10.31*	Third Amendment to Loan and Security Agreement dated as of December 16, 2021

10.32*	Fourth Amendment to Loan and Security Agreement dated as of February 10, 2022

10.33*	Fifth Amendment to Loan and Security Agreement dated as of August 3, 2022

16.1*	Letter from WithumSmith+Brown, PC to the SEC dated August 9, 2022

21.1*	List of subsidiaries of the Company

99.1*	Unaudited Consolidated Financial Statements of IDX as of June 30, 2022 and for the Six Months Ended June 30, 2022 and 2021

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX for the Six Months ended June 30, 2022 and 2021

99.3*	Unaudited Pro Forma Condensed Consolidated Combined Financial Information as of and for the three months ended April 30, 2022 and the year ended January 31, 2022

99.4*	Press Release dated August 4, 2022

104*	Cover Page Interactive Data File

*	Filed herewith.
†

Certain of the exhibits or schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

§	Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROFOX HOLDINGS, INC.

Date: August 9, 2022	By:	/s/ Timothy S. Bender
	Name:	Timothy S. Bender
	Title:	Chief Financial Officer